                          Exhibit 2.2
                          -----------

                        VOTING AGREEMENT

             This Voting Agreement dated as of July 9, 1996, is entered into between MERCANTILE BANCORPORATION INC. ("Mercantile"), and the undersigned shareholders ("Shareholder") of FIRST FINANCIAL CORPORATION OF AMERICA ("Seller").

             WHEREAS, Seller, Mercantile and Ameribanc, Inc., a wholly owned subsidiary of Mercantile ("Merger Sub"), have proposed to enter into an Agreement and Plan of Merger (the "Agreement"), dated as of today, which contemplates the acquisition by Mercantile of Seller by means of a merger between Seller and Merger Sub (the
"Merger"); and

             WHEREAS, Mercantile is willing to expend the substantial time, effort and expense necessary to implement the Merger only if Shareholder enters into this Voting Agreement; and

             WHEREAS, the Shareholder believes that the Merger is in his best interest and the best interest of Seller.

             NOW, THEREFORE, in consideration of the premises, Shareholder hereby agrees as follows:

                   1.     Voting Agreement.  Shareholder shall vote,
                          ----------------
or cause to be voted, all of the shares of common stock, $0.10 par value, of Seller (the "Seller Common Stock") he now or hereafter owns and over which he now has, or prior to the record date for voting at the Meeting (as hereinafter defined) acquires, voting control, whether such shares are held in his individual name, jointly held, or held in his capacity as Trustee, custodian, guardian or otherwise, in favor of the approval of the Agreement and the Merger at the meeting of shareholders of Seller to be called for the purpose of approving the Agreement and the Merger (the "Meeting").

                   2.     No Competing Transaction.  Shareholder
                          ------------------------
shall not vote any of his shares of Seller Common Stock in favor of the approval of any other agreement relating to the merger or sale of all or substantially all the assets of Seller to any person other than Mercantile or its affiliates until closing of the Merger, termination of the Agreement or abandonment of the Merger by the mutual agreement of

Seller and Mercantile, whichever comes first.

                   3.     Transfers Subject to Agreement.
                          ------------------------------
Shareholder shall not transfer his shares of Seller Common Stock unless the transferee, prior to such transfer, executes a voting agreement with respect to the transferred shares substantially to the effect of this Voting Agreement and reasonably satisfactory to Mercantile.

                   4.     No Ownership Interest.  Nothing contained
                          ---------------------
in this Voting Agreement shall be deemed to vest in Mercantile any direct or indirect ownership or incidence of ownership of or with respect to any shares of Seller Common Stock covered by this Voting Agreement. All rights, ownership and economic benefits of and relating to the shares of Seller Common Stock covered by this Voting Agreement shall remain and belong to Shareholder, and Mercantile shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Seller or exercise any power or authority to direct Shareholder in the voting of any of his shares of Seller Common Stock, except as otherwise expressly provided herein, or the performance of his duties or responsibilities as a director of Seller.

                   5.     Evaluation of Investment.  Shareholder, by
                          ------------------------
reason of his knowledge and experience in financial and business matters and in his capacity as a director of a financial institution, believes himself capable of evaluating the merits and risks of the potential investment in common stock of Mercantile, $5.00 par value ("Mercantile Common Stock"), contemplated by the Agreement.

                   6.     Transfers to Family Members.  Subject to
                          ---------------------------
the provisions of Section 3 hereof, Shareholder may transfer shares of Seller Stock subject to this Voting Agreement to family members of Shareholder.

                   7.     Elections.  Notwithstanding anything herein
                          ---------
to the contrary, Shareholder's execution of this Voting Agreement shall in no way impair Shareholder's ability to elect, pursuant to the terms of the Agreement, either a Stock Election, a Cash
Election or a Combined Election with respect to all shares of Seller Common Stock subject to this Voting Agreement.

                   8.     Documents Delivered.  Shareholder
                          -------------------
acknowledges that he has reviewed the Agreement and its attachments and that reports, proxy statements and other information with respect to Mercantile filed with the Securities and Exchange Commission
(the "SEC") were, prior to his execution of this Voting
Agreement, available for inspection and copying at the Offices of the SEC and that Mercantile delivered the following such documents to Seller:

                          (a)   Mercantile's Annual Report on
                                Form 10-K for the year ended
                                December 31, 1995;

                          (b)   Mercantile's Annual Report to
                                Shareholders for the year ended
                                December 31, 1995; and

                          (c) Mercantile's Current Reports on Form 8-K dated January 16, 1996 and March 11, 1996; and

                          (d)   Mercantile's Quarterly

                   9.     Amendment and Modification.  This Voting
                          --------------------------
Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Shareholder and Mercantile.

                   10.    Entire Agreement.  This Voting Agreement
                          ----------------
evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Agreement. This Voting Agreement supersedes any agreements among Seller and Shareholder concerning the voting of the shares of Seller Common Stock covered by this Voting Agreement for the approval of the Agreement and the Merger or the disposition or control of such shares of Seller Common Stock.

                   11.    Severability.  The parties agree that if
                          ------------
any provision of this Voting Agreement shall under any circumstances be deemed invalid or inoperative, this Voting
Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

                   12.    Counterparts.  This Voting Agreement may be
                          ------------
executed in more than one counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   13.    Governing Law.  The validity, construction,
                          -------------
enforcement and effect of this Voting Agreement shall be governed by the internal laws of the State of Missouri.

                   14.    Headings.  The headings for the paragraphs
                          --------
of this Voting Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation of this Voting Agreement.

                   15.    Termination.  This Voting Agreement
                          -----------
shall terminate upon the consummation of the Merger, abandonment of the Merger by the mutual agreement of Seller and Mercantile or termination of the Agreement, whichever comes first.

                   16.    Successors.  This Voting Agreement shall be
                          ----------
binding upon and inure to the benefit of Mercantile and its successors, and Shareholder, such Shareholder's respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Voting
Agreement shall survive the death or incapacity of Shareholder.
This Voting Agreement may be assigned by Mercantile only to an affiliate of Mercantile.

                                     MERCANTILE BANCORPORATION INC.


                                     By: /s/ John W. Rowe
                                        ----------------------------------------
                                           John W. Rowe
                                           Executive Vice President
                                           Mercantile Bank of St. Louis National
                                           Association, Authorized Officer


                                     Shareholder--Director



                                     -------------------------------------------


                                     Shareholder--Director Spouse



                                     -------------------------------------------